RANGEFORD RESOURCES, INC.

INVESTORS’ RIGHTS AGREEMENT

This Investor’s Rights Agreement (this “Agreement”) is made as of November 15, 2012, by and among Rangeford Resources, Inc., a Nevada corporation (the “Company”), and Great Northern Energy, Inc., a Texas corporation (the “Investor”).

RECITALS

WHEREAS: The Company and Investor are parties to the Purchase and Sales Agreement of even date herewith, among the Company and the Investor (the “Purchase Agreement”), and it is a condition to the closing of the Purchase Agreement, regarding the 6,500,000 common shares and 3,500,000 shares available to GNE for trading (“GNE Shares”), as more fully addressed in the Purchase Agreement, that the Investor and the Company execute and deliver this Agreement.

NOW, THEREFORE: In consideration of the mutual promises and covenants set forth herein, and other consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

Section 1
Definitions

1.1

Certain Definitions

.  As used in this Agreement, the following terms shall have the meanings set forth below:

(a)

“Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(b)

“Common Stock” means the Common Stock of the Company.

(c)

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(d)

“GNE Shares” shall mean the shares transferred to Investor pursuant to the Purchase Agreement.

(e)

 “Holder” shall mean any Investor who holds Registrable Securities and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been duly and validly transferred in accordance with Section Error! Referenc  of this Agreement.

(f)

“Initial Closing” shall mean the date of the initial transfer of shares of the Company’s Common Stock pursuant to the Purchase Agreement.

(g)

 “New Securities” shall have the meaning set forth in Section 2.1(a) hereto.

(h)

 “Other Shares” shall mean shares of Common Stock, other than Registrable Securities (as defined below), (including shares of Common Stock issuable upon conversion of shares of any currently unissued series of Preferred Stock of the Company) with respect to which registration rights have been granted.

(i)

“Purchase Agreement” shall have the meaning set forth in the Recitals hereto.

(j)

The terms “register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

(k)

 “Rule 145” shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission

(l)

“Rule 415” shall mean Rule 415 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(m)

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(n)

“Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of one special counsel to the Investor included in Registration Expenses).

(o)

 “Shares” shall mean the GNE Shares.

Section 2
Right of First Refusal

2.1

Right of First Refusal

.  The Company hereby grants to the Investor the right of first refusal to purchase its pro rata share of New Securities (as defined in this Section 2.1(a)) which the Company may, from time to time, propose to sell and issue after the date of this Agreement.  A Investor’s pro rata share, for purposes of this right of first refusal, is equal to the ratio of (a) the number of shares of Common Stock owned by the Investor immediately prior to the issuance of New Securities (assuming full conversion of the Shares and exercise of all outstanding convertible securities, rights, options and warrants, directly or indirectly, into Common Stock held by said Investor) to (b) the total number of shares of Common Stock outstanding immediately prior to the issuance of New Securities (assuming full conversion of the Shares and exercise of all outstanding convertible securities, rights, options and warrants, directly or indirectly).  This right of first refusal shall be subject to the following provisions:

(a)

“New Securities” shall mean any capital stock (including Common Stock and/or Preferred Stock) of the Company whether now authorized or not, and rights, convertible securities, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, exercisable or convertible into capital stock; provided that the term “New Securities” does not include:

(i)

the Shares;

(ii)

securities issued or issuable as a dividend or distribution on Stock of the Company or pursuant to any event for which adjustment is made;

(iii)

securities issued or issuable pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided, that such issuances are approved by the Board of Directors of the Company;

(iv)

securities issued or issuable to banks, equipment lessors or other financial institutions pursuant to a commercial leasing or debt financing transaction approved by the Board of Directors of the Company;

(v)

shares of Common Stock issued or issuable in connection with any settlement of any action, suit, proceeding or litigation approved by the Board of Directors;

(vi)

securities issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors of the Company;

(vii)

securities of the Company which are otherwise excluded by the affirmative vote or consent of the Investor of a majority of the Shares then outstanding; and

(viii)

any right, option or warrant to acquire any security convertible into the securities excluded from the definition of New Securities pursuant to subsections (i) through (xi) above.

(b)

In the event the Company proposes to undertake an issuance of New Securities, it shall give the Investor written notice of its intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same.  The Investor shall have twenty (20) days after any such notice is mailed or delivered to agree to purchase such Holder’s pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company, in substantially the form attached hereto as Schedule 1, and stating therein the quantity of New Securities to be purchased.

(c)

In the event the Investor fails to exercise fully the right of first refusal within said twenty (20) day period (the “Election Period”), the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within ninety (90) days from the date of said agreement) to sell that portion of the New Securities with respect to which the Investor’s right of first refusal option set forth in this Section 2.1 was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company’s notice to the Investor delivered pursuant to Section 2.1(b).  In the event the Company has not sold within such ninety (90) day period following the Election Period, or such ninety (90) day period following the date of said agreement, the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Investor in the manner provided in this Section 2.1.

Section 3
Miscellaneous

3.1

Amendment

.  Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and the Investor.

3.2

Notices

.  All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, and/or delivered by hand or by messenger addressed:

Great Northern Energy, Inc.

Attn:  Joe Loftis

5215 N. O’Connor Blvd., Suite 1820

Irving, Texas  75039

To the Company:

Rangeford Resources, Inc.

_________________________

_________________________

With respect to any notice given by the Company under the Company’s charter or bylaws, each Investor agrees that such notice may be given by facsimile or by electronic mail.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by registered or certified mail, upon its receipt or, if sent by facsimile, upon confirmation of facsimile transfer or, if sent by electronic mail, upon confirmation of delivery when directed to the electronic mail address set forth on Exhibit A hereto. In the event of any conflict between the Company’s books and records and this Agreement or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.

3.3

Governing Law

.  This Agreement shall be governed in all respects by the internal laws of the State of Texas as applied to agreements entered into among Texas residents to be performed entirely within Texas, without regard to principles of conflicts of law.

3.4

Successors and Assigns

.  This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed. This Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

3.5

Entire Agreement

.  This Agreement and the exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof.  No party hereto shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein.

3.6

Delays or Omissions

.  Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

3.7

Severability

.  If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision.  The balance of this Agreement shall be enforceable in accordance with its terms.

3.8

Titles and Subtitles

.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.  All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

3.9

Counterparts

.  This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties that execute such counterparts, and all of which together shall constitute one instrument.

3.10

Telecopy Execution and Delivery

.  A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen.  Such execution and delivery shall be considered valid, binding and effective for all purposes.  At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

3.11

Jurisdiction; Venue

.  With respect to any disputes arising out of or related to this Agreement, the parties consent to the exclusive jurisdiction of, and venue in, the state courts in Dallas County in the State of Texas (or in the event of exclusive federal jurisdiction, the courts of the Northern District of Texas).  Notwithstanding the language in this clause, any and all disputes arising out of this Agreement are controlled by any agreements as to how disputes are resolved as outlined in the Purchase Agreement.  Any conflict as to Jurisdiction, Venue, and the handling of disputes between this Agreement and the Purchase Agreement, the Purchase Agreement shall control.

3.12

Further Assurances

.  Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

3.13

Attorneys’ Fees

.  In the event that a dispute ensues and requires action to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

3.14

Aggregation of Stock

.  All securities held or acquired by affiliated entities (including affiliated venture capital funds) or persons shall be aggregated together for purposes of determining the availability of any rights under this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Investors’ Rights Agreement effective as of the day and year first above written.

RANGEFORD RESOURCES, INC.

A Nevada corporation

By:

Name:

Title:

INVESTOR:

GREAT NORTHERN ENERGY, INC.

A Texas corporation

By:

Name:

Title:

SCHEDULE 1

NOTICE AND WAIVER/ELECTION OF

RIGHT OF FIRST REFUSAL

I do hereby waive or exercise, as indicated below, my rights of first refusal under the Investor’s Rights Agreement dated as of [_____________] (the “Agreement”):

1.

Waiver of 10 days’ notice period in which to exercise right of first refusal: (please check only one)

(   )

WAIVE in full the 10 day notice period provided to exercise my right of first refusal granted under the Agreement.

(   )

DO NOT WAIVE the notice period described above.

2.

Issuance and Sale of New Securities:  (please check only one)

(   )

WAIVE in full the right of first refusal granted under the Agreement with respect to the issuance of the New Securities.

(   )

ELECT TO PARTICIPATE in $__________ (please provide amount) in New Securities proposed to be issued by Prism Corporation, Inc., an Oklahoma corporation, representing LESS than my pro rata portion of the aggregate of $[_______] in New Securities being offered in the financing.

(   )

ELECT TO PARTICIPATE in $__________ in New Securities proposed to be issued by Prism Corporation, Inc., an Oklahoma corporation, representing my FULL pro rata portion of the aggregate of $[_______] in New Securities being offered in the financing.

(   )

ELECT TO PARTICIPATE in my full pro rata portion of the aggregate of $[_______] in New Securities being made available in the financing AND, to the extent available, the greater of (x) an additional $__________ (please provide amount) or (y) my pro rata portion of any remaining investment amount available in the event other Investors do not exercise their full rights of first refusal with respect to the $[_______] in New Securities being offered in the financing.

Date: ________________

(Print investor name)

(Signature)

(Print name of signatory, if signing for an entity)

(Print title of signatory, if signing for an entity)

This is neither a commitment to purchase nor a commitment to issue the New Securities described above. Such issuance can only be made by way of definitive documentation related to such issuance. Prism Corporation, Inc. will supply you with such definitive documentation upon request or if you indicate that you would like to exercise your first offer rights in whole or in part.